EXHIBIT 10.10

                           SECOND AMENDED AND RESTATED
                             JOINT VENTURE AGREEMENT
                                       OF
                THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. III
                          A FLORIDA GENERAL PARTNERSHIP

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         THIS SECOND AMENDED AND RESTATED JOINT VENTURE AGREEMENT, is made and entered effective as of the 1st day of September, 1995, by and among HOPS OF NORTHEAST FLORIDA, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "HNEF"), FITCH, INC., a corporation organized and existing under the laws of the State of Florida (hereinafter referred to as "FI"), and HNEF AREA MANAGER II, LTD., a limited partnership, owned primarily by Joe Barrett, organized and existing under the laws of the State of Florida (hereinafter referred to as "BARLTD") (HNEF, FI, and BARLTD are sometimes herein individually referred to as a "Venturer" and collectively referred to as the "Venturers").

                              W I T N E S S E T H:

         WHEREAS, pursuant to that certain First Amended and Restated Joint Venture Agreement of the Hops Northeast Florida Joint Venture No. III dated January 1, 1995 (the "First Amendment"), by and among HNEF, FI, and HNEF Area Manager, Ltd., a Florida limited partnership ("COSLTD"), HNEF, FI, and COSLTD formed a joint venture (in the form of a general partnership) under the laws of the State of Florida for the purpose of owning and operating one or more restaurants under the Hops System (as described herein) in the "Territory" described in the Northeast Florida Development Option Agreement dated February 15, 1993, by and between Hops Grill & Bar, Inc. and Fitch ("Fitch"), as amended by that certain First Amendment to Northeast Florida Development Option Agreement dated November 10, 1993, by and between Hops and Fitch (the "Development Option Agreement");

         WHEREAS, COSLTD no longer holds its interest or Distributive Share in the Joint Venture; WHEREAS, HNEF and FI desire to admit BARLTD to the Joint Venture, with BARLTD to hold a 10% Distributive Share in the Joint Venture, subject to the terms and conditions set forth herein;

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         WHEREAS, BARLTD desires to be admitted to the Joint Venture and to hold a 10% Distributive Share in the Joint Venture, subject to the terms and conditions set forth herein;

         WHEREAS, the Venturers desire to amend and restate the First Amendment in order to reduce to writing their understandings and agreements with respect to the matters set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound thereby, agree as set forth herein.

                                   DEFINITIONS

         The following definitions shall apply to the following terms as used in this Agreement:

         (1) "Additional Loan(s)" means a loan(s) made to the Joint Venture pursuant to Section 4(k).

         (2) "Agreement" means this Second Amended and Restated Joint Venture Agreement of September 1, 1995, as amended or modified from time to time in accordance with Section 18(c) hereof.

         (3) "Available Cash" means, at the time of determination, all cash, demand and time deposits, and marketable securities of the Joint Venture (other than Capital Contributions to the Joint Venture by the Venturers), including, without limitation, all cash receipts from conduct of the Joint Venture's business, insurance proceeds, proceeds from the sale, exchange, condemnation or other disposition of all or any part of the Joint Venture's property, less the sum of all funds, reserves and other amounts as the Board of Managers shall deem reasonable in order to provide for the Joint Venture's business, including, without limitation, reserves for operating expenses, replacements, capital improvements and additions relating to the business of the Joint Venture.

         (4) "Balance of Required Loans" means the unpaid principal and accrued interest thereon from time to time due and owing by a Venturer on account of Required Loans to the Joint Venture pursuant to Section 4(h) hereof.

         (5)  "Barrett" means Joe Barrett.

         (6) "Barrett Employment Agreement" means the Employment Agreement among Barrett, BARLTD, HNEF, FI and other parties whereby Barrett will be employed to serve

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as the Area Manager of three restaurants developed or to be developed under the
Development Option Agreement.

        (7) "Barrett Purchase Agreement" means the Agreement between Barrett, BARLTD, and other parties of even date herewith, which governs the purchase by Barrett of his interest in BARLTD and certain other matters.

         (8)  "Board of Managers" means the management committee established by
Section 7(a) hereof.

         (9) "Capital Contributions" means all cash sums which the Venturers may have from time to time contributed to the capital of the Joint Venture pursuant to Sections 4(g) and 4(i) (together with any other contributions of cash or property to the Joint Venture by the Venturers as authorized herein).

         (10) "Code" means the Internal Revenue Code of 1986, as amended and in effect on the effective date hereof and, to the extent applicable, as subsequently amended.

         (11) "Development Option Agreement" means the Northeast Florida Development Option Agreement between Hops and Fitch setting forth the rights of Fitch with respect to the development of restaurants under the Hops System within the Territory.

         (12) "Distributive Share" means the percentages set forth in Article 3 as in effect from time to time.

         (13) "Excess Contribution" means any contribution made by a Venturer to the Joint Venture pursuant to Section 4(j) hereof which is occasioned by a Non-Contributing Venturer's failure to make Required Loans or Special Contributions as required herein.

         (14) "Excess Loan" means the loan deemed to have been made to a NonContributing Venturer as a result of an Excess Contribution pursuant to
Section 4(j) hereof.

         (15) "FI" means Fitch, Inc., a Florida corporation which is wholly-owned by Fitch.

         (16) "Fitch" means Jack Camp Fitch the 100% owner of FI.

         (17) "BARLTD" means HNEF Area Manager II, Ltd., a limited partnership organized and existing under the laws of the State of Florida.

         (18) "HNEF" means Hops of Northeast Florida, Inc., a Florida corporation.

         (19) "Hops" means Hops Grill & Bar, Inc., a corporation organized and existing under the laws of the State of Florida which is the developer and owner of all rights under the Hops System.

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         (20) "Hops System" means the unique system of restaurant development, theme and operation developed and owned by Hops which is, in part, characterized by (1) the maintenance of uniform high quality standards in connection with the preparation and sale of Hops-approved food and beverage products, (2) the uniform high standards of appearance of the individual restaurant units, (3) the use of distinctive trademarks, service marks, building designs and advertising signs representing a uniformly high quality of product and services, and (4) the undertaking by Hops and its affiliates of the obligation to maintain and enhance the goodwill and public acceptance of the system (and of Hops' trade names, service marks, trademarks) by strict adherence to the high standards required by Hops.

         (21) "Initial Capital Contributions" shall have the meaning set forth in Section 4(g) hereof

         (22) "Initial Restaurant" shall mean the first restaurant developed and opened by the Joint Venture as contemplated herein.

         (23) "Joint Venture" means the Joint Venture formed by the Venturers pursuant to this Agreement and the laws of the State of Florida.

         (24) "COSLTD" means HNEF Area Manager, Ltd., a limited partnership organized and existing under the laws of the State of Florida.

         (25) "Non-Contributing Venturer" means a Venturer or assignee who breaches this Agreement by failing to make any Required Loan or Special Contribution pursuant to Section 4(j).

         (26) "Operating Agreements" mean the agreements to be entered into between entities to be formed by Hops and Fitch (or their permitted assigns) governing the development and operation of each restaurant to be opened jointly by Hops and Fitch (or their permitted assigns) within the Territory pursuant to the Development Option Agreement.

         (27) "Prime Rate" shall be the prime rate of interest as published from time to time in THE WALL STREET JOURNAL or if THE WALL Street Journal shall cease to exist or cease to publish a "Prime Rate"; a mutually agreeable substitute therefore.

         (28) "Required Loans" means all amounts agreed to be loaned to the Joint Venture pursuant to Section 4(h) hereof.

         (29) "Special Contribution(s)" means the capital contributions of the Venturers described in Section 4(i) hereof.

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         (30) "Territory" means that geographic territory described in the
Development Option Agreement within which, subject to the terms and conditions set forth in the Development Option Agreement, Hops and Fitch (through the Joint Venture or one or more other entities) may develop, own, and operate certain restaurants under the Hops System.

                                    ARTICLE 1
                         FORMATION OF THE JOINT VENTURE

         (a) The Venturers hereby enter into and form a joint venture (in the form of a general partnership) under the laws of the State of Florida for the limited purposes and upon the terms and conditions set forth herein.

         (b) The name of the Joint Venture shall be "THE HOPS NORTHEAST FLORIDA JOINT VENTURE NO. III." The Venturers shall execute all assumed or fictitious name certificates and take all other action required by law to comply with the laws of the State of Florida and the assumed name act, fictitious name act or similar statute in effect in each jurisdiction or political subdivision in which the Joint Venture proposes to do business.

         (c) Except as expressly provided herein to the contrary, the rights and obligations of the Venturers and the administration, dissolution and termination of the Joint Venture shall be governed by the laws of the State of Florida, to the extent the same is not otherwise provided in this Agreement.

         (d) The business and purpose of the Joint Venture shall be limited to the ownership and/or operation of one or more restaurant-bar-microbreweries under the Hops System (together with any and all other directly or indirectly related businesses) within the Territory pursuant to the terms of this Agreement and the Development Option Agreement. The Joint Venture will enter into an Operating Agreement with Hops governing the establishment and operation of each restaurant to be opened within the Territory. The Joint Venture may also engage in any other lawful business to which a general partnership may engage under the laws of the State of Florida, upon the unanimous approval of the Venturers.

         (e) The principal office of the Joint Venture shall be at 3030 North Rocky Point Drive West, Suite 650, Tampa, Florida 33607 unless and until relocated by the Board of Managers, but the Joint Venture may have such other places of business within the United

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States, as the Board of Managers may from time to time determine to be necessary or appropriate to carry on the business of the Joint Venture.

                                    ARTICLE 2
                              TERM OF JOINT VENTURE

         Subject to the provisions of Article 13 hereof providing for the early dissolution and liquidation of the Joint Venture, the term of the Joint Venture shall commence as of the date hereof and terminate on the date twenty (20) years thereafter; provided, however, that the Joint Venture shall automatically be renewed for successive one (1) year terms unless a Venturer serves notice upon the other Venturers to terminate the Joint Venture at the expiration of the first term of twenty (20) years, or thereafter, at the expiration of any subsequent one (1) year renewal term, which notice must be given at least one hundred eighty (180) days prior to the expiration of the initial or a renewal term.

                                    ARTICLE 3
                        DISTRIBUTIVE SHARES OF VENTURERS

         Subject to adjustments pursuant to other provisions hereof, the Distributive Shares of the Venturers in the Joint Venture are as follows:

               VENTURER                         DISTRIBUTIVE SHARE
               --------                         ------------------

                 HNEF                                  45.9%
                 FI                                    44.1%
                 BARLTD                                10.0%


                                    ARTICLE 4
                    CAPITAL CONTRIBUTIONS AND REQUIRED LOANS

         (a) A separate capital account shall be maintained by the Joint Venture for each Venturer in accordance with Code Sec. 704(b), as amended (or corresponding sections of later statutes) and Treasury Regulations promulgated thereunder.

         (b)  There shall be credited to each Venturer's capital account
(i) the amount of money contributed by it to the Joint Venture, (ii) the fair market value of property contributed by it to the Joint Venture (net of liabilities secured by such contributed property that the Joint Venture is considered to assume, or take subject to, under Code Sec. 752, as

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amended (or corresponding sections of later statutes), and (iii) allocations to it of Joint Venture income and gain (or items thereof), including income and gain exempt from tax and income and gain, as computed for book purposes, in accordance with Treas. Reg. Sec. 1.704- 1(b)(2)(iv)(g), as amended, (or corresponding sections of later regulations), all as set forth pursuant to this Agreement. No Venturer shall be entitled to contribute property to the Joint Venture unless such contribution is approved by the Board of Managers.

         (c) Each Venturer's capital account shall be decreased by (i) the amount of money distributed to it by the Joint Venture, (ii) the fair market value of property distributed to it by the Joint Venture (net of liabilities secured by such property that such Venturer is considered to assume or take subject to pursuant to Code Sec. 752, as amended (or corresponding sections of later statutes)), (iii) allocations to such Venturer of expenditures of the Joint Venture described in Code Sec. 705(a)(2)(B), as amended (or corresponding sections of later statutes) and (iv) allocations of Joint Venture loss and deduction (or items thereof), including losses or deductions, computed for book purposes, as described in Treas. Reg. Sec. 1.704-1(b)(2)(iv)(g), as amended, (or corresponding sections of later regulations), all as set forth pursuant to this Agreement.

         (d) An individual tax basis record shall be maintained for each Venturer. The tax basis record of each Venturer shall be established and shall be adjusted as of the close of each taxable year of the Joint Venture (or, when appropriate, as of the close of the taxable year of the Joint Venture for such Venturer) in accordance with United States federal income tax law and procedure as the same may exist from time to time.

         (e) The manner in which capital accounts are to be maintained pursuant to Sections 4(a)-(d) is intended to comply with the requirements of Code Sec. 704(b) and the Treasury Regulations promulgated thereunder. If, in the opinion of the Board of Managers, the manner in which capital accounts are to be maintained pursuant to the preceding provisions of this Article 4 should be modified in order to comply with the requirements of Code Sec. 704(b) and the Treasury Regulations promulgated thereunder, then notwithstanding anything to the contrary contained in the preceding provisions of this Article 4, the Board of Managers may, in their sole and unrestricted discretion, alter the method in which capital accounts are maintained, and the Board of Managers shall have the right to amend this Agreement without action by the Venturers to reflect any such change in the manner in which capital accounts are maintained; provided, however, that any change in the

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manner of maintaining capital accounts shall not materially alter the economic agreement between the Venturers.

         (f) The respective capital accounts of the Venturers shall not bear interest. The capital of the Joint Venture shall not be withdrawn except as provided herein. Notwithstanding the foregoing and except as set forth in
Section 4(j) hereof, without the unanimous consent of the Board of Managers, no Venturer shall be entitled to make further or additional Capital Contributions other than as specified in Section 4(g) (as opposed to loans) to the Joint Venture.

         (g) [AS THEIR INITIAL CAPITAL CONTRIBUTION, EACH VENTURER SHALL CONTRIBUTE, IN CASH, TO THE JOINT VENTURE, THE FOLLOWING AMOUNT:

             VENTURER                    INITIAL CAPITAL CONTRIBUTION
             --------                    ----------------------------

               HNEF                            UP TO U.S. $_______
               FI                              UP TO U.S. $_______
               BARLTD                          UP TO U.S. $______*


         * MAY BE CONTRIBUTED IN CASH, SERVICES, ASSUMPTION OF INDEBTEDNESS, OR AS OTHERWISE DETERMINED BY THE BOARD OF MANAGERS.]

The Venturers shall proportionately contribute their Initial Capital Contribution to the Joint Venture immediately upon the demand of the Board of Managers in such installments as shall be designated by the Board of Managers.

         (h) (i) In addition to the Initial Capital Contributions set forth in Section 4(g) hereof, during the period commencing with the date of this Agreement and ending on the twentieth anniversary of such date, HNEF and FI agree to loan or cause to be loaned to the Joint Venture, on an as needed basis, amounts required for the operation and business activities of the Joint Venture ("Required Loans"); provided, the principal amount of such loans shall not exceed in the aggregate U.S. $200,000, apportioned between HNEF and FI on a pro rata basis, based upon their then current Distributive Share, minus the then current outstanding balance of any Special Contributions made by HNEF or FI pursuant to Section 4(i) hereof prior to the date of each such loan.

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             (ii)   The Required Loans of Section 4(h)(i) shall be in the nature of revolving lines of credit to the Joint Venture to be advanced against a promissory note of the Joint Venture to HNEF and FI, respectively. Each such advance shall bear interest from the date advanced until repaid at the Prime Rate and all principal and any accrued but unpaid interest not paid pursuant to Section 5(a) hereof, shall become finally due and payable, if not sooner paid pursuant to
                    Section 5(a) hereof, at the end of the initial twenty (20) year term of this Agreement. Upon the expiration of the initial twenty (20) year term of this Agreement (whether or not the Agreement is renewed), neither HNEF nor FI shall have further obligations to make further Required Loans to the Joint Venture. Accrued interest upon outstanding advances under the Required Loans, if any, shall be due and payable on a quarterly basis during the initial twenty (20) year term of this Agreement with both principal and interest to be prepaid from Available Cash as set forth in Section 5(a) below.

             (iii) The aforesaid Required Loans shall be made to the Joint Venture upon calls made by the Board of Managers in its discretion. Upon the issuance of a call for Required Loans by the Board of Managers, HNEF and FI shall proportionately make such Required Loans within five (5) business days after receipt of the notice of such call pursuant to the terms of
                    Article 14 hereof.

         (i) (i) In the event the Initial Capital Contributions, Required Loans, other loans and receipts from the Joint Ventures' business are insufficient to meet the cash needs of the Joint Venture, then the Venturers can agree in writing to make additional capital contributions to the Joint Venture in the proportionate amount (measured by the relation of each Venturers' Distributive Share to 100%) of the cash needed by the Joint Venture and, upon the written concurrence of both HNEF and FI, the Board of Managers shall be entitled to issue a call for such mandatory additional contributions, which demand shall specify the proportionate contribution required by each Venturer ("Special Contributions").

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             (ii)   Upon the issuance of a call for Special Contributions, each
                    Venturer shall proportionately make the Special Contributions within fourteen (14) days after the receipt of notice of call as provided in Article 14. Each call for Special Contributions shall designate the purpose or purposes for which the proceeds of the Special Contributions will be used. The proceeds from all Special Contributions shall be used solely for the purposes set out in the call.

         (j) (i) If at any time a Venturer shall breach this Agreement by failing to make its respective Required Loans or Special Contributions pursuant to the call provisions of this
                    Article 4 (hereinafter referred to as a "Non-Contributing Venturer"), such Non-Contributing Venturer shall be considered in breach of this Agreement and (without otherwise limiting any other remedies which the other Venturers may have against such Non-Contributing Venturer) the other Venturers shall have the right, (but not the obligation) to make an excess contribution ("Excess Contribution") to the Joint Venture to cover such unpaid Required Loans or Special Contributions of the Non-Contributing Venturer. In the event that both of the other Venturers elect to make an Excess Contribution, then such other Venturers shall have the right to do so in proportion to each of their then current Distributive Share (without regard to the Distributive Share of the Non-Contributing Venturer.

             (ii) In the event that a Venturer makes an Excess Contribution, such Excess Contribution shall be deemed to be a loan ("Excess Loan") to the Non-Contributing Venturer by virtue of whose breach of this Agreement such Excess Contribution was required. The Excess Loan shall bear interest at a rate equal to the lesser of (a) the maximum rate permitted under applicable law or (b) the greater of (i) the Prime Rate plus two percent (2%) or (ii) ten percent (10%) per annum, and shall be due and payable upon demand and shall be secured by a lien and security interest upon any amounts of Available Cash due the Non- Contributing Venturer. The Excess Loan shall be an obligation of such

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                    Non-Contributing Venturer and, if not sooner paid by such
                    NonContributing Venturer, shall be due and payable out of the first Available Cash of the Joint Venture pursuant to the priority set forth in Article 5 below, with the application of payments thereof to principal and/or interest being at the sole discretion of the payee thereof. To the extent of any payments of Excess Loans directly by the Joint Venture out of Available Cash to any Venturer(s) who made an Excess Contribution, such Venturer(s) who made the Excess Contribution(s) shall subrogate all rights which such Venturer(s) had against the NonContributing Venturer to the Joint Venture. Any interest on Excess Loans paid by the Joint Venture shall be charged solely to the capital account of the Non-Contributing Venturer who occasioned any such Excess Loan.

             (iii) Without limiting any other remedies set forth herein or at law, if any Excess Loan is not repaid in full by such Non-Contributing Venturer within one hundred twenty (120) days after the same has been advanced on its behalf, then the Distributive Share of such Non-Contributing Venturer shall (at the option of the Venturers who is/are owed any such Excess Loan) be reduced and the Distributive Share of the Venturer(s) making any such Excess Loan shall be increased as follows: The unpaid balance (including principal and accrued interest) of any such Excess Loan shall be divided by a sum equal to (a) the aggregate amount of all Capital Contributions theretofore made to the Joint Venture by the Venturers (excluding any such contributions deemed to have been made on account of any such Excess
                    Loan), plus (b) the unpaid balance of accrued interest and principal of any such Excess Loan, less (c) all withdrawals of capital to all Venturers, in the aggregate. The quotient thus obtained shall be multiplied by one hundred percent (100%). The resulting percentage amount will then be subtracted from such Non-Contributing Venturer's then existing Distributive Share (provided same shall not be reduced below zero) and an equivalent amount shall be added to the respective Distributive

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                    Share(s) of the Venturer(s) who made any such Excess Loan
                    (in proportion to the amount of Excess Loans made to such Venturers). Immediately following such adjustment in the Distributive Shares of the Venturers, it shall be deemed that the unpaid balance (including principal and accrued interest) of any such Excess Loan(s) shall have been converted into an additional capital contribution by the Venturer(s) making such Excess Loan(s) and a capital contribution withdrawal by the Non-Contributing Venturer and the capital accounts of the Venturers shall be adjusted accordingly, and the NonContributing Venturer shall have no further liability to repay such Excess Loan(s). Any adjustment to the Distributive Shares made under this
                    Section 4(j) shall act to adjust, in like manner, all Distributive Shares as set forth in Article 3.

         (k) Any Venturer may at any time at the request of the Joint Venture make a loan in addition to those loans identified elsewhere herein ("Additional Loan") to the Joint Venture to fund the operation and business activities of the Joint Venture. No Venturer shall be obligated to make an Additional Loan. In the event an Additional Loan is made to the Joint Venture, the provisions of Article 8 shall govern as to the type, interest rate and manner of repayment of such Additional Loan.

                                    ARTICLE 5
                                  DISTRIBUTIONS

         (a) Subject to the provisions of Article 13 below, Available Cash, if any, shall be distributed quarterly on or before the last day of the first month following the end of each calendar quarter (commencing on the last day of the first month of the calendar quarter immediately following the calendar quarter in which the Initial Restaurant is opened to the public) in the following priority:

              (i) To pay or provide for all amounts owing to Venturers for Excess Loans;

             (ii) To pay or provide for all other amounts owing to Venturers for Additional Loans; and

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            (iii)   To pay or repay all amounts outstanding as Required Loans, with the application first to accrued interest and the balance to principal of loans made in accordance with
                    Section 4(h).

If Available Cash is insufficient to repay all sums owing in respect to Required Loans, Additional Loans or Excess Loans, Available Cash shall first be applied pro rata to repay and retire the oldest loans first (with all Excess Loans to be repaid prior to the payment of any Additional Loans and all Additional Loans required to be repaid prior to the payment of any Required Loans) and, if any funds thereafter remain available, such funds shall be applied in a similar manner to the remaining loans in accordance with the order of the dates on which they were made; however, as to loans made on the same date, each such loan shall be repaid in the proportion that such loan bears to the total loans made on said date. For purposes of priority under this Section 5(a), Required Loans and Excess Loans made pursuant to the same call under Sections 4(h) or 4(i) shall be deemed to have been made on the same date although they may have been advanced on different dates. In addition, at any time when no Excess Loans, Additional Loans or Required Loans are outstanding, the Board of Managers may make monthly distributions to BARLTD of up to nine percent (9%) of the net income of the Joint Venture, each as determined by the internal accountants of the Joint Venture for purpose of allowing BARLTD to satisfy any corresponding obligation to make monthly distributions Barrett pursuant to the terms of the Barrett Employment Agreement. Any such distributions to BARLTD at a time when proportionate distributions are not being made to other Venturers shall be considered to be an advance against the distributions to which BARLTD are otherwise entitled from time to time.

         (b) During any time when no Excess Loans, Additional Loans or Required Loans are outstanding, upon the order of the Board of Managers, acting in their discretion, the Joint Venture may make distributions to the Venturers from Available Cash in accordance with the Venturers' respective Distributive Shares. The above notwithstanding, in the event that any Venturer receives an allocation of income or other gain from the Joint Venture (as shown upon any K-1 or similar form issued to such Venturer by the Joint Venture) which requires that such Venturer (or its equity owners) make a payment in cash to the United States Internal Revenue Service (the "IRS") by reason of the items of allocation from the Joint Venture, taking into account all other income, credits and deduction of such Venturer, then the Joint Venture shall distribute cash (to the extent of Available Cash only) to each

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Venturer in proportion to their Distributive Shares, in an amount so as to provide the Venturer having the greatest amount of tax liability as a result of such allocations by the Joint Venture (less amounts distributed to such Venturers under this Section 5(b) during the preceding twelve months, if any), an amount of cash sufficient to pay such tax liability. Any distribution required by the immediately preceding sentence shall be made prior to the date of the required filing of a tax return, by any Venturer, with the IRS showing such tax as due and payable.

         (c) If any Venturer does not withdraw the whole or any part of its share of any cash distribution, such Venturer shall not be entitled to receive any interest thereon, nor shall any such cash not withdrawn be deemed an increase in such Venturer's Distributive Share of the Joint Venture without the express written consent of all other Venturers.

                                    ARTICLE 6
                        ALLOCATIONS OF INCOME, GAIN, LOSS
                              DEDUCTION AND CREDIT

         Each item of income, gain, loss, deduction or credit for each fiscal year, or portion of a fiscal year, of the Joint Venture shall be allocated among the Venturers in accordance with their then respective Distributive Shares. Upon dissolution and liquidation of the Joint Venture pursuant to Article 13 hereof, gain from the sale, exchange, abandonment, foreclosure or other disposition of all or any portion of the Joint Venture property or any interest therein shall be allocated among the Venturers according to the Distributive Share of each.

                                    ARTICLE 7
             MANAGEMENT, OPERATION AND CONTROL OF THE JOINT VENTURE

         (a)  BOARD OF MANAGERS.

              (i) Except as provided in Section 7(c) below, the overall management and control of the Joint Venture shall be vested in a Board of Managers. The Board of Managers shall be responsible for making all policy decisions of the Joint Venture, including (but not limited to) borrowing money, purchasing assets, and making other capital investments on behalf of the Joint Venture, negotiating and entering into contracts or agreements on behalf of the Joint Venture, selling or leasing assets of the Joint Venture, establishing the fiscal policies of the Joint Venture, establishing the overall business plan and systems of operation of the Joint Venture, hiring and terminating any and all employees of the Joint Venture and establishing and reviewing the salaries of any and all employees of the Joint Venture.

              (ii) Unless increased by the unanimous vote of the Venturers, the Board of Managers shall consist of two (2) individuals. HNEF shall have the right to appoint one (1) member of the Board of Managers, and FI shall have the right to appoint one (1) member to the Board of Managers. BARLTD shall not have the right to appoint a member of the Board of Managers. Each member of the Board of Managers shall serve at the pleasure of the Venturer by which he was appointed, and each Venturer may fill vacancies caused by the death, resignation or removal of a member appointed by that Venturer. The initial members of the Board of Managers shall be David Mason (representing HNEF) and Fitch (representing FI).

              (iii) Except as otherwise set forth herein, actions of the Board of Managers shall be taken only by majority vote of its members or the written consent of a majority of its members. Each member of the Board of Managers shall be entitled to one (1) vote.

              (iv) The Board of Managers is granted the right, power and authority, on behalf of the Joint Venture, to perform all acts which, in the Board of Managers' sole discretion, are necessary and/or desirable to carry out the duties and responsibilities of operating and managing the Joint Venture and its business. The Board of Managers shall have (but shall not be limited to) the right, power and authority to incur reasonable expenses; to employ and dismiss from employment any and all employees, agents, or independent contractors; to lease property, to borrow money or to incur indebtedness at a price, rental, or amount, for cash, securities or other property, and upon such terms as the Board of Managers deems proper; to adjust, compromise, settle or refer to arbitration any claim against or in favor of the Joint Venture or any nominee; to institute, prosecute, defend or settle any legal proceeding relating to the business or property of the Joint Venture; to delegate all or any portion of its powers as set forth in Subsection 7(a)(v) below and to execute, acknowledge and deliver any and all instruments to effect any and all of the foregoing.

              (v) In its sole discretion, the Board of Managers may designate one or more of its members or one or more employees or agents of the Joint Venture to manage the day-to-day operations of the Joint Venture; provided, however, such member(s), employee(s) or agent(s) shall at all times be subject to the supervision and control of the Board of Managers.

         (b) Except as provided in Section 7(c) below, no Venturer shall, unless authorized by this Agreement or by majority of the Board of Managers, take any action to bind or obligate the Joint Venture in any manner, including but not limited to, any of the following:

             (i) make, execute or deliver for the Joint Venture any agreement, contract, note, bond, mortgage, deed of trust, guaranty, indemnity bond, surety bond or accommodation paper or accommodation endorsement;

             (ii) borrow money in the Joint Venture's name or use the Joint Venture's property as collateral;

             (iii) assign, transfer, pledge or release any claims or debts owing by or to the Joint Venture;

             (iv) cause the Joint Venture to purchase all or any part of the Joint Venture interest of any Venturer;

             (v) assign the Joint Venture's property in trust for creditors or on the assignee's promise to pay the debts of the Joint Venture; (vi) dispose of the goodwill of the Joint Venture;
             (vii) do any other act which will make it impossible to carry on the ordinary business of the Joint Venture;

             (viii) confess a judgment against the Joint Venture;

             (ix) pledge or transfer or allow or cause to become encumbered in any manner a Venturer's interest in the Joint Venture, except as permitted in Article 12 hereof;

             (x) do any other act for which unanimity is required by the other provisions of this Agreement or applicable law; or

             (xi)   alter the purpose of the Joint Venture.

         (c) CONTROL BY VENTURERS. As provided in Section 7(a) above, the overall management and control of the Joint Venture shall normally be vested in the Board of Managers. Anything contained to the contrary herein notwithstanding, however, since the Board of Managers is to consist of two persons, if the Board of Managers is unable to agree upon any issue or matter relating directly or indirectly in any way to the Joint Venture, such issue or matter, shall be decided by the Venturers as provided in Section 7(d) hereof. Any decision made by the Venturers pursuant to this Section 7(c) shall be binding in all respects upon the Board of Managers and the Joint Venture and may be relied upon in all respects by third parties. The Venturers and the Board of Managers hereby agree to, at all times, abide by and to cause the Joint Venture to abide by the terms of any decision of the Venturers pursuant to Sections 7(c) and 7(d) hereof.

         (d) ACTION BY THE VENTURERS.

             (i) In the exercise of rights, powers and duties hereunder (specifically including, but in no way limited to the rights and powers set forth in Section 7(c) above), the Venturers shall have one (1) vote for each percentage of Distributive Share owned by such Venturer with any fractional percentage of ownership rounded to the closest whole percentage point (i.e. at the time of execution hereof, HNEF shall have 46 votes, FI shall have 44 votes, and BARLTD shall have 10 votes) on all issues, questions, matters and decisions with respect to the Joint Venture to the extent not otherwise resolved by the other provisions of this Agreement.

             (ii) Actions to be taken by the Venturers herein may be taken either by majority vote or majority written consent of the Venturers.

         (e) SPECIAL DUTIES OF HNEF. Unless otherwise determined by the Board of Managers, HNEF shall be responsible for and shall have the authority to conduct all general administrative matters of the Joint Venture which shall include, but shall not be limited to, the coordination of:

             (i) all legal and accounting matters on behalf of the Joint Venture, including the maintenance of the general accounting systems of the Joint Venture and coordinating the functions of the accountants and lawyers that will service the Joint Venture;

             (ii)   all payroll matters on behalf of the Joint Venture;

             (iii) all accounts payable on behalf of the Joint Venture (except those that must be handled on a local level which shall be the responsibility of FI);

             (iv)   all banking and financial matters of the Joint Venture;

             (v) all financial reporting to Hops pursuant to the terms of any Operating Agreement utilizing restaurant and other operating data to be provided by FI as the operator of the restaurants; and

             (vi) the compliance by the Joint Venture of all administrative aspects of any Operating Agreement.

Except for the administrative fee payable to Hops as part of each Operating Agreement, HNEF shall receive no direct compensation for such administration and coordination; however, all costs and expenses payable to third parties relating to administrative matters of the Joint Venture shall be the sole responsibility of the Joint Venture. [BY WAY OF EXAMPLE, BUT NOT IN LIMITATION, OF THE ABOVE,
(A) HNEF WILL UNDERTAKE (I) ALL OF THE INTERNAL ACCOUNTING AND BOOKKEEPING OF THE JOINT VENTURE, INCLUDING THE DAILY MAINTENANCE OF THE JOINT VENTURE'S BOOKS AND RECORDS AND (II) WILL COORDINATE WITH THE JOINT VENTURE'S ACCOUNTANTS, THE PREPARATION OF THE JOINT VENTURE'S TAX RETURNS AND THE AUDIT OF THE JOINT VENTURE'S BOOKS AND RECORDS; AND (B) HNEF SHALL RECEIVE NO COMPENSATION FOR SUCH INTERNAL ACCOUNTING AND BOOKKEEPING OR FOR THE TIME SPENT BY HNEF IN COORDINATING WITH THE JOINT VENTURE'S ACCOUNTANTS, HOWEVER, THE JOINT VENTURE SHALL BE SOLELY RESPONSIBLE FOR ALL FEES AND EXPENSES OWING TO THE JOINT VENTURE'S ACCOUNTANTS FOR THE PREPARATION OF SUCH TAX RETURNS AND THE CONDUCT OF THE AUDIT.]

         Unless otherwise instructed by the Board of Managers, HNEF shall undertake its duties pursuant to this Section 7(e) in a manner so as to assure compliance with the administrative provisions of all Operating Agreements to which the Joint Venture is a party. The failure by HNEF to cause the Joint Venture to comply with the administrative provisions of any such Operating Agreement (unless such non-compliance is waived by Hops) shall be considered a breach of this Agreement by HNEF.

         (f) SPECIAL DUTIES OF FI. Unless otherwise determined by the Board of Managers, acting in their sole discretion, FI shall be responsible for and shall have the authority to conduct all of the operational matters of each restaurant to be owned and operated by the Joint Venture, which duties shall include, but shall not be limited to:

             (i) the provision or employment of all direct restaurant management as required by the Operating Agreement relating to such restaurant or as otherwise necessary for the operation of any restaurant to be owned and operated by the Joint Venture;

             (ii) the employment, termination and supervision of all restaurant employees; and

             (iii) the compliance by the Joint Venture of all operating aspects of any Operating Agreement.

FI shall receive no direct compensation for the conduct of such operational matters; however, all expenses related to the operation of each restaurant to be owned and operated by the Joint Venture shall be the sole responsibility of the Joint Venture. [BY WAY OF EXAMPLE, BUT NOT LIMITATION, OF THE ABOVE, (A) FI SHALL BE RESPONSIBLE FOR THE RECRUITING, HIRING AND ULTIMATE SUPERVISION OF ALL EMPLOYEES OF EACH RESTAURANT TO BE OPERATED BY THE JOINT VENTURE; AND (B) FI SHALL RECEIVE NO COMPENSATION FOR ITS RECRUITING, HIRING AND SUPERVISION ACTIVITIES, HOWEVER, THE JOINT VENTURE SHALL BE SOLELY RESPONSIBLE FOR THE ACTUAL COMPENSATION (INCLUDING WAGES AND BENEFITS) OF THE EMPLOYEES OF SUCH RESTAURANTS.]

         Unless otherwise instructed by the Board of Managers, FI shall undertake its duties pursuant to this Section 7(f) in a manner so as to assure compliance with the operating provisions of all Operating Agreements to which the Joint Venture is a party. The failure by FI to cause the Joint Venture to comply with the operating provisions of any such Operating Agreement (unless such non-compliance is waived by Hops) shall be considered a breach of this Agreement by FI. FI shall be solely responsible for the cost of any FI management personnel not directly related to the management of a restaurant owned by the Joint Venture, if any.

         (g) OTHER BUSINESS OF HNEF. The parties hereto acknowledge and agree that HNEF and its designated member of the Board of Managers are engaged in other business activities unrelated to the business of the Joint Venture, and will continue to do so and will devote only such time as is reasonably necessary to the business of the Joint Venture. The parties further acknowledge and agree that certain of the business activities of HNEF (and Hops) will relate to the operation of other restaurants under the Hops System or other systems and accordingly, certain of such activities may conflict with the best interests of FI or the Joint Venture or compete with the business of the Joint Venture.

         (h) EXCLUSIVE BUSINESS OF FI/FITCH. The parties hereto acknowledge and agree that FI and Fitch shall exclusively devote their time and efforts to the operation of the restaurants to be owned and operated under the Joint Venture for a period of two (2) years from the date of the opening of the Initial Restaurant to the general public. Thereafter, FI and Fitch may have other business interests and will be required to devote only such time to the Joint Venture as is reasonably necessary to the business of the Joint Venture.

         (i) SPECIAL DUTIES OF BARLTD. Unless otherwise determined by the Board of Managers acting in their sole discretion, BARLTD in its role as the Area Manager of the Hops Grill & Bar restaurants in the Territory, shall serve in a managerial capacity under the direction of the Board of Managers, with respect to the Hops Grill & Bar restaurant owned and operated by the Joint Venture and at the specific request of the Board of Managers has employed Barrett for that purpose. If, for any reason, BARLTD shall become unable to retain the services of Barrett, at the request of the Board of Managers, BARLTD shall attempt to locate and employ a satisfactory substitute manager, but shall have no liability to the Joint Venture for the failure to further perform the special duties set forth herein or for the failure to locate a suitable substitute manager to perform such services. The Joint Venture shall reimburse BARLTD for its reasonable expenses in connection with the services to be performed by BARLTD hereunder and under the Barrett Employment Agreement, including but not limited to the compensation to be paid to Barrett thereunder.

         (j) BANK ACCOUNTS. The Joint Venture will maintain such bank accounts as the Board of Managers may deem necessary, for the deposit of Joint Venture funds and for the proper segregation thereof into such separate accounts as may be deemed appropriate. All withdrawals from any such bank account shall be made by such persons as are approved in writing by a majority of the Board of Managers. Joint Venture funds shall not be commingled with those of any other person or entity.

                                    ARTICLE 8
                    LOANS TO JOINT VENTURE; FEES TO VENTURERS

         (a) VENTURER LOANS. If any Venturer shall advance any money to the Joint Venture except as part of such Venturer's Capital Contributions required by Section 4(g) hereof, or as provided in Section 4(i), the amount of any such advance shall not increase the Capital Contribution of such Venturer to the Joint Venture or entitle such Venturer to any increase in such Venturer's Distributive Share (except to the limited extent expressly provided in Section 4(j)(iii)), but the amount of any such advance shall be deemed to be a loan to the Joint Venture and an obligation of the Joint Venture to such Venturer. No Venturer shall be personally obligated to repay or contribute additional capital to repay any such advance and such advance shall be payable or collectible only out of Joint Venture assets existing from time to time; provided, however, nothing contained in this Section 8(a) shall limit the liability of the Venturers to repay the Balance of Required Loans or to limit the full personal liability of any Venturer necessitating an Excess Loan to repay such loan.

         (b) INTEREST. Loans to the Joint Venture pursuant to Section 8(a) above (excluding Excess Loans) shall be payable in accordance with Section 5(a) and shall bear interest at the Prime Rate unless otherwise agreed to by the Venturer making the loan and the Board of Managers.

         (c) FEES TO VENTURERS. Except for distributions made in accordance with
Article 5 of this Agreement and the fees and other payments set forth in the Development Option Agreement, or the Operating Agreement for any restaurant to be operated by the Joint Venture, the Venturers shall not be entitled to receive, directly or indirectly, any fees or other payments from the Joint Venture without the prior written consent of HNEF and FI. This provision is not intended to preclude any Venturer (or its affiliates) from serving as a vendor or service provider to the Joint Venture when approved by the Board of Managers and such products or services are provided to the Joint Venture on terms that are no less favorable to the Joint Venture than those available from independent third party providers.

                                    ARTICLE 9
                         BOOKS, RECORDS AND TAX MATTERS

         (a) Proper and complete records and books of account for the Joint Venture shall be kept or caused to be kept by the Board of Managers. All transactions and other matters relative to the Joint Venture's business, as are usually entered into records and books of account maintained by persons engaged in businesses of like character, shall be entered fully and accurately into the Joint Venture's records and books of account.

         (b) Each Venturer and/or such Venturer's duly authorized representative, at such Venturer's expense, shall have the right, power and authority to examine, inspect, copy and verify, at any and all reasonable times, the books, records and accounts of the Joint Venture.

         (c) The books and records of the Joint Venture shall be at all times maintained at the principal office of the Joint Venture set forth in Section 1(e) above, or at such other place as the Board of Managers may determine from time to time

         (d) The Joint Venture shall be treated as a general partnership for federal and state tax purposes. The Board of Managers shall cause the Joint Venture to prepare and file on or before the annual due date a United States Partnership Return of Income and any necessary state tax returns.

         (e) Unless otherwise agreed by the Board of Managers, the Board of Managers shall cause an audit of the books and records of the Joint Venture to occur at least annually. Such audit shall be conducted by independent certified public accountants which are mutually acceptable to the Venturers.

                                   ARTICLE 10
                      FISCAL YEAR AND BASIS FOR ACCOUNTING

         (a) Unless changed by the Board of Managers, the fiscal year of the Joint Venture shall end on December 31 of each year.

         (b) The Joint Venture shall operate and keep its books and records on such basis as the Board of Managers shall elect.

                                   ARTICLE 11
                             LIABILITY OF VENTURERS

         (a) No Venturer, nor any officer, director, shareholder, trustee, partner, agent, associate or beneficiary of a Venturer, shall be liable, responsible or accountable in damages or otherwise to the Joint Venture or the other Venturer, for any action taken or failure to act (even if such action or failure to act constituted the simple negligence of the Venturer, or such officer, director, shareholder, trustee, partner, agent, associate or beneficiary of such

Venturer) on behalf of the Joint Venture within the scope of the authority conferred on the Venturer by this Agreement, unless such act or omission constitutes a breach of the terms of this Agreement or such act or omission was performed or omitted fraudulently or constituted gross negligence or willful malfeasance.

         (b) The Joint Venture shall indemnify and hold harmless each member of the Board of Managers and each Venturer, and each officer, director, shareholder, trustee, partner, agent, associate or beneficiary thereof, from and against any loss, expense, damage or injury suffered or sustained by it by reason of any acts, omissions or alleged acts or omissions (even if such action or failure to act constituted the simple negligence of such Venturer, or such officer, director, shareholder, trustee, partner, agent, associate or beneficiary of such Venturer) arising out of its activities on behalf of the Joint Venture or in furtherance of the interests of the Joint Venture, including, but not limited to, any judgment, award, settlement, reasonable attorney's fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, if the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claims are based (i) were for a purpose reasonably believed to be in the best interests of the Joint Venture, (ii) were within the scope of authority conferred on such indemnified party by this Agreement, (iii) were not performed or omitted fraudulently or as a result of the gross negligence or willful malfeasance of such indemnified party, and (iv) did not constitute a breach of the terms of this Agreement.

                                   ARTICLE 12
               DISPOSITION OF A VENTURER'S JOINT VENTURE INTEREST

         (a) (i) At no time during the term of this Agreement shall FI, directly or indirectly, sell, assign, transfer, mortgage, encumber, pledge or otherwise similarly deal with or dispose of all or any portion of its interest in the Joint Venture, without first obtaining the written consent of HNEF, or, in the absence of such written consent, without first complying with the terms of this Article 12. Any attempted sale, assignment, transfer, mortgage, pledge, grant, hypothecation or other disposition of any interest in the Joint Venture by FI, in violation of the foregoing provisions of this Section 12(a), shall be null and void and of no force or effect. For purposes of this Agreement, the transfer or distribution, directly or indirectly, of an equity interest or other rights in or the issuance of additional securities in FI, other than pursuant to the provisions of the last paragraph of this Section 12(a)(ii) below, shall be deemed a disposition of the Joint Venture interest of FI, and HNEF shall be entitled to purchase the Joint Venture interest of FI in accordance with the terms of
                    Section 12(c) hereof.

             (ii) Provided that Fitch shall, at all times, retain a minimum o 51% of the equity interest in and absolute voting and other control of FI, Fitch (or FI) may sell or otherwise assign up to 49% of the equity of FI to persons who have received the prior written approval of HNEF (which approval shall not be unreasonably delayed or withheld). Any such transferee of an interest in FI may be required, as a condition to the consent of HNEF, to execute reasonable confidentiality and transfer agreements as are deemed necessary by HNEF to assure the compliance by such transferees with the spirit of this Agreement. Additionally, the Bylaws of FI shall reflect that the issuance and transfer of shares of stock (or other equity interests in FI) are restricted by the terms of this Agreement. The following legend shall appear conspicuously upon the face of each stock certificate of (or certificate otherwise representing an interest in) FI: "The transfer of this stock (or interest) is subject to the terms and conditions of a Joint Venture Agreement dated September 1, 1995 by and between FI and HNEF and the Bylaws of the corporation." FI hereby acknowledges that the purpose of the aforesaid transfer restrictions and procedures is to protect the trademarks, trade secrets and operating procedures of Hops and the partnership interests of HNEF contained herein. FI hereby acknowledges that non-compliance with such transfer restrictions and procedures shall constitute a breach of this Agreement by FI. Upon the execution of this Agreement and periodically thereafter at the reasonable request of HNEF, FI shall provide HNEF with a photocopy of its current Bylaws and all issued and outstanding stock certificates to demonstrate compliance with this Agreement.

         (b) (i) FI shall not transfer any interest in the Joint Venture for a period beginning upon the date hereof and ending two (2) years after the date of the opening of the Initial Restaurant to the general public, without the express prior written consent of HNEF. If following the period described in the immediately preceding sentence, FI desires, directly or indirectly, to sell, assign, transfer or in any way dispose of all or any portion of the Joint Venture interest of FI to any third party, FI shall first serve notice (hereinafter called an "Offer to Sell") to that effect upon HNEF. The Offer to Sell shall set forth the amount of Joint Venture interest of FI desired to be sold or otherwise disposed of, the price, terms and conditions of such proposed sale and the name and address of the proposed third party purchaser (and in the case of a proposed purchaser that is not a natural person, the principals of such proposed purchaser), and shall offer to sell such Joint Venture interest to HNEF at the price and on the terms of sale described in the Offer to Sell.

             (ii) HNEF shall have the absolute right to prohibit the sale of the Joint Venture interest identified in the Offer to Sell if HNEF, in its reasonable determination, shall disapprove of the purchaser identified in the Offer to Sell. In making such determination, HNEF may consider, among other things, the reputation, financial position and restaurant operating experience of the proposed purchaser, as well as concerns as to the protection of the trade secrets and proprietary information of the Hops System that result from the competitive nature of any other business operations directly or indirectly related to the potential purchaser. FI shall promptly provide HNEF with any information regarding the potential purchaser, reasonably requested by HNEF, in order to evaluate the potential purchaser, including, but not limited to financial statements and a detailed business history of such potential purchaser. HNEF will notify FI in writing of its approval or disapproval of any such potential purchaser within sixty
                    (60) days after receipt by HNEF of the Offer to Sell.

             (iii) Whether or not the potential purchaser is approved by HNEF as provided in Section 12(c) above, HNEF shall have the first right to purchase all of the Joint Venture interest so offered by giving notice of acceptance to FI within one hundred twenty (120) days after receipt by HNEF of the said Offer to Sell.

              (iv) In the event HNEF shall not have disapproved of the identified in the Offer to Sell as set forth in Section 12(b)(ii) above and HNEF fails or refuses to purchase the Joint Venture interest of FI as provided in Section 12(b)(iii) above, FI shall be free to sell the Joint Venture interest so identified in the Offer to Sell to the person or entity identified in the Offer to Sell on the price and terms set forth in the Offer to Sell; provided, however, that FI shall not transfer or otherwise dispose of such Joint Venture interest to any person or entity other than the third party identified in the Offer to Sell or for a price less than or on terms more favorable than those set forth in the Offer to Sell without first reoffering such Joint Venture interest to HNEF as set forth in Section 12(b)(i). If FI does not consummate the sale of its Joint Venture interest so identified in its Offer to Sell within ninety (90) days after the expiration of the period for HNEF's acceptance of such Offer to Sell, the provisions of this Article 12 shall reattach to such interest and such interest shall not be sold without reoffer to HNEF.

             (v) The provisions of this Section 12(b) to the contrary notwithstanding, FI shall make no transfer of its Joint Venture interest as provided in this Section 12(b) unless the person or entity acquiring such interest shall execute and deliver to HNEF (or Hops) such documentation as HNEF (or
                    Hops) may reasonably require to assure the confidentiality of the trade secrets and proprietary information associated with the Hops System and to make the purchaser a party to this Agreement (including the transfer restrictions as they previously related to FI) and all other agreements related to the restaurants operated by the Joint Venture to which FI was (or is) a party.

         (c) (i)    If FI or Fitch shall breach this Agreement as provided in
                    Section 15 hereof, FI shall be deemed to have made an Offer to Sell (which shall be deemed received by HNEF only when HNEF has actual knowledge of such breach) all of the Joint Venture interest owned by FI to HNEF for the price and upon the terms specified in this Section 12(c). HNEF shall have the right to purchase the Joint Venture interest of FI so offered by giving notice of acceptance to FI within one hundred twenty (120) days after the deemed receipt by HNEF of the Offer to Sell. In the event that HNEF fails or refuses to purchase all of the Joint Venture interest of FI, the remaining provisions of this Agreement shall continue to apply to the Joint Venture interest of FI.

             (ii) DETERMINATION OF PURCHASE PRICE AND TERMS. In the event that the Joint Venture interest of FI is to be purchased pursuant to the foregoing provisions of this Section 12(c), the following provisions shall apply:

                    (A) PRICE. The purchase price of the Joint Venture interest of FI shall be determined pursuant to Section 12(e)(i) hereof.

                    (B) TIME AND METHOD OF PAYMENT. Upon the closing of any sale pursuant to this Section 12(c), HNEF shall pay the purchase price for the Joint Venture interest of FI purchased pursuant to this Section 12(c) as follows:

                        1) PAYMENT UPON CLOSING. At the option of HNEF, all of
                           the purchase price or an amount equal to the greater of:
                           a) twenty percent (20%) of the purchase price; or
                           b) $50,000,
                        shall then be paid in cash.

                        2) PROMISSORY NOTE. Any part of the purchase price which
                           is not paid in cash shall be evidenced by a negotiable promissory note of HNEF payable to and delivered to FI. The promissory note shall bear interest at the Prime

                           Rate and shall be payable over a period of sixty (60) months with interest only on a quarterly basis payable during the first twelve (12) months and thereafter sixteen (16) equal quarterly payments of principal (totaling all of the principal due thereunder) and interest payable during the following forty-eight (48) months. The promissory note of HNEF shall provide that more or the entire principal sum remaining unpaid at any time may be paid at any time with interest to date of payment only. The promissory note shall also provide for acceleration of the maturity of the unpaid principal and accrued interest at the option of FI upon default in the payment of any installment of principal or interest for fifteen
                           (15) days or more.

         (d) (i) In the event that Fitch shall die, become permanently disabled or otherwise involuntarily cease to be in operational control of FI (such occurrences hereinafter referred to as a "Buyout Event" or "Buyout Events"), FI shall sell and HNEF shall purchase all of the Joint Venture interest of FI for the price set forth in Section 12(e) hereof and upon the terms set forth in this Section 12(d). FI shall notify HNEF immediately of the occurrence of a Buyout Event. The failure of FI to notify HNEF of a Buyout Event within twenty (20) days of its occurrence shall constitute a breach of this Agreement by FI. The purchase of the Joint Venture interest of FI by HNEF, pursuant to this
                    Section 12(d), shall take place within one hundred eighty
                    (180) days of the date upon which HNEF receives notice of the Buyout Event (or if HNEF is not provided with such notice, such closing shall take place on the date which HNEF shall demand).

             (ii) DETERMINATION OF PURCHASE PRICE AND TERMS. In the event that the Joint Venture interest of FI is to be purchased pursuant to the foregoing provisions of this Section 12(d), the following provisions shall apply:

                    (A) PRICE. The purchase price of the Joint Venture interest of FI shall be determined pursuant to Section 12(e)(ii) hereof.

                    (B) MANNER OF PAYMENT. The purchase price of the Joint
                        Venture interest of FI to be purchased pursuant to the provisions of this Section 12(d) shall be paid as follows:

                        1) PAYMENT UPON CLOSING. At the option of HNEF, all of
                           the purchase price or an amount equal to the greater of

                           a) twenty percent (20%) of the purchase price;

                           b) Fifty Thousand Dollars (U.S. $50,000); or

                           c) one hundred percent (100%) (but not to exceed the
                              entire purchase price) of all proceeds from life insurance policies, if any, on the life of Fitch payable to HNEF by reason of the death of Fitch, shall then be paid in cash.

                        2) PROMISSORY NOTE. Any part of the purchase price which
                           is not then paid in cash shall be evidenced by a negotiable promissory note of HNEF payable to and delivered to FI. The promissory note shall bear interest at the Prime Rate and shall be payable over a period of sixty (60) months with interest only on a quarterly basis payable during the first twelve (12) months and thereafter sixteen (16) equal quarterly payments of principal (totaling all of the principal due thereunder) and interest payable during the following forty-eight (48) months. The promissory note of HNEF shall provide that more or the entire principal sum remaining unpaid at any time may be paid at any time with interest to date of payment only. The promissory note shall also provide for acceleration of the maturity of the unpaid principal and accrued interest at the option of FI upon default in the payment of any installment of principal or interest for fifteen (15) days or more.

         (e) (i) The purchase price for the Joint Venture interest of FI to be purchased pursuant to Section 12(c) above shall be its "book value." The book value of the Joint Venture interest of FI shall be the book value of the assets of the Joint Venture, less its liabilities, multiplied by FI's Distributive Share as defined in Article 3 hereof (and subject to adjustments pursuant to the other provisions hereof).

             (ii) The purchase price for the Joint Venture interest of FI to be purchased pursuant to Section 12(d) above shall be its "fair market value." The fair market value of the Joint Venture interest of FI shall be determined by an appraisal to be made by an appraiser jointly selected by HNEF and FI. If HNEF and FI cannot agree upon an appraiser, then each party shall select an appraiser and the two appraisers selected by the Venturers shall select a third appraiser, and the appraisal shall be made by the third appraiser. The appraisal of the third appraiser shall be binding upon the parties hereto unless patently erroneous. In the event of such an appraisal, each party shall bear its own legal and other costs and shall split the appraisal fees.

         (f) In the event that the Joint Venture shall elect to obtain insurance on the life of Fitch to fund the purchase of the Joint Venture interest of FI pursuant to Section 12(d) or for other reasonable business reasons, Fitch shall cooperate fully with the Joint Venture in obtaining such insurance including Fitch's submission to reasonable medical examinations.

                                   ARTICLE 13
                           DISSOLUTION AND LIQUIDATION

         (a) The Joint Venture shall be dissolved upon the first of the following to occur:

             (i) The expiration or non-renewal of the term of the Joint Venture pursuant to Article 2 hereof;

             (ii) The decision of the Board of Managers to dissolve the Joint Venture;

             (iii)  The bankruptcy of the Joint Venture;

             (iv)   The bankruptcy of HNEF;

             (v)    The liquidation or dissolution of HNEF;

             (vi) The bankruptcy, liquidation or dissolution of FI if HNEF shall fail or refuse to exercise its purchase option pursuant to Article 12 hereof;

             (vii) The judgment of a court of proper jurisdiction under the laws of the State of Florida ordering dissolution and liquidation of the Joint Venture under applicable Florida statutory or common law; or

             (viii) Any event that makes it unlawful for the business of the
                    Joint Venture to be carried on or for its Venturers to carry on such business in the Joint Venture.

Each Venturer agrees that dissolution of the Joint Venture by any cause not hereinabove set forth or referred to in this Section 13(a), whether voluntary or involuntary, shall be wrongful and in contravention of this Agreement. For purposes of this Agreement, the "bankruptcy" of a Venturer shall be deemed to have occurred upon the happening of any of the following:

             (i) The filing of an application by the Venturer for, or a consent to, the appointment of a trustee in bankruptcy or receiver of such Venturer's interest in the Joint Venture or of all or substantially all of such Venturer's assets;

             (ii) The filing by the Venturer of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Venturer's inability to pay such Venturer's debts as they come due;

             (iii) The making by the Venturer of a general assignment for the benefit of creditors;

             (iv) The filing by the Venturer of an answer admitting the material allegations of, or such Venturer's consenting to, or defaulting in answering a bankruptcy petition filed against such Venturer in any bankruptcy proceeding; or

             (v) The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating the Venturer bankrupt or appointing a trustee in bankruptcy or receiver of such Venturer's interest in the Joint Venture or all or substantially all of such Venturer's assets, and such order, judgment or decree continuing unstayed and in effect for a period of ninety (90) days after such entry.

         (b) Upon dissolution of the Joint Venture, it shall be wound up and liquidated as rapidly as business circumstances will permit. The assets shall be applied to the following uses in the following order:

             (i) To pay or provide for all amounts owing by the Joint Venture to creditors other than Venturers, and for expenses of winding up;

             (ii)   To pay the balance of Excess Loans;

             (iii)  To pay or provide for the Balance of Required Loans;

             (iv)   To pay or provide for the balance of Additional Loans;

             (v) To pay or provide for all other amounts owing by the Joint Venture to the Venturers other than for capital and profits;

             (vi) To pay each Venturer the credit balance, if any, in such Venturer's closing capital account as adjusted to the date of such distribution.

If funds are insufficient to repay all sums owing in respect of each category of payment specified in the foregoing subsections, then the available funds shall be applied to discharge all the sums owing as many of said categories as is possible (commencing with and pursuing the order of priority aforesaid) until the first category is reached as to which sufficient funds are not available for complete satisfaction. As to such category, the remaining funds shall be distributed proportionately in accordance with the ratio of the respective claims in such category, unless the category involved is Section 13(b)(ii), in which event, such loans shall be repaid in the order of priority provided in
Section 5(a) under circumstances where Available Cash is insufficient to repay such loans.

         (c) In the event the Joint Venture is "liquidated" within the meaning of Treasury Regulation Section 1.704-1, (i) distributions shall be made to each Venturer who has a positive capital account in compliance with Treasury Regulation Section 1.704(b), and (ii) if any Venturer's capital account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such Venturer shall contribute to the capital of the Joint Venture the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704(b).

         (d) Except as set forth in Section 13(e) below, the orderly dissolution and liquidation of the Joint Venture and the winding up of its business shall be the responsibility of the Board of Managers.

         (e) If dissolution occurs because of the bankruptcy of a Venturer or any act of a Venturer in contravention of this Agreement or deemed to be in contravention of this Agreement by the terms hereof, then the Venturer who did not cause such dissolution shall have the authority to wind up and liquidate the business of the Joint Venture. In such event, the Venturer with the authority hereunder to wind up the business and conduct the liquidation of the Joint Venture shall have all powers conferred upon the Board of Managers, under the terms of this Agreement to the extent necessary or desirable in the good faith judgment of such liquidating Venturer, to complete the liquidation of the Joint Venture as provided for herein, including, but without limiting the generality of the foregoing, the following specific powers:

             (i) The power to continue to manage and operate any business of the Joint Venture during the period of such liquidation, including the power to make and enter into sales agreements and leases or rental contracts covering properties of the Joint Venture which may extend beyond the period of liquidation.

             (ii) The power to make sales and, incident thereto, to make deeds, bills of sale, assignments and transfers of assets and properties of the Joint Venture.

             (iii) The power to borrow funds as may, in the good faith judgment of the liquidating Venturer, be reasonably required to pay debts and obligations for which the Joint Venture is liable and operating expenses of the Joint Venture, and to grant deeds of trust, mortgages, security agreements, pledges and collateral assignments upon and encumbering any of the Joint Venture properties as security for repayment of such loans or as security for payment of any other indebtedness of the Joint Venture.

             (iv) The power to settle, compromise or adjust any claims asserted to be owing by or to the Joint Venture, and the right to file, prosecute or defend lawsuits and legal proceedings in connection with any such matters.

             (v) The power to make deeds, bills of sale, assignments and transfers to the respective Venturers and their successors in interest incident to final distribution of the remaining properties of the Joint Venture (if any) as provided for herein.

             (vi) The power to distribute Joint Venture property in kind at a value agreed upon by the liquidating Venturer and the party receiving such property.

If, under the above provisions, properties of the Joint Venture are distributed in kind to the respective Venturers and/or to their successors in interest subject to liens or mortgages securing indebtedness of the Joint Venture, and if thereafter one or more of such Venturers or their successor(s) in interest shall pay more of such secured indebtedness than the pro rata share thereof attributable to the undivided interest in such properties thus distributed to or acquired by such Venturer, that Venturer shall be subrogated to and entitled to enforce such liens or mortgages as against the interest of the other Venturer or their successor(s) in interest who has not paid its full pro rata share of such secured indebtedness to secure repayment to the Venturer to the extent of the deficiency in the proportionate payments attributable to their undivided interests which should have been made by the other Venturer or their successor(s) in interest.

                                   ARTICLE 14
                         REPRESENTATIONS AND WARRANTIES

         (a) REPRESENTATIONS AND WARRANTIES OF HNEF. HNEF hereby represents and warrants to FI as follows:

             (i) DUE INCORPORATION AND QUALIFICATION. HNEF is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation; is qualified to do business in all jurisdictions where the failure to so qualify would have a material adverse effect upon HNEF or its business or assets; and has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as now conducted.

             (ii) AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. (A) HNEF has full corporate power and authority required to enter into, execute and deliver this Agreement and any other agreement contemplated hereby and to perform fully HNEF's obligations hereunder and thereunder. (B)

                    The execution and delivery by HNEF of this Agreement and any other agreement contemplated hereby and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate and, if necessary, stockholder action. (C) No other corporate proceedings on the part of HNEF are necessary to authorize this Agreement and any other agreement contemplated hereby or to consummate the transactions contemplated hereby and thereby. (D) This Agreement has been duly executed and delivered by HNEF and constitutes the valid and binding obligation of HNEF, enforceable against HNEF in accordance with its terms. (E) The execution and delivery of this Agreement and any agreement contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and the performance by HNEF of this Agreement in accordance with its terms and conditions will not 1) conflict with or result in the breach or violation of any of the terms or conditions of the Articles of Incorporation or Bylaws of HNEF; 2) violate any statute, regulation, order, judgment or decree of any court or governmental or regulatory body applicable to HNEF or any of its properties or assets; or 3) require notice to or the consent of any party to or result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, or give any party the right to terminate or accelerate the performance of the obligations of HNEF with respect to the terms, provisions or conditions of any indenture, agreement or other instrument to which HNEF is a party or by which HNEF or any of its properties or assets are bound.

             (iii) CONSENTS AND APPROVALS. No filing with, and no permit, authorization, consent or approval of, any public body or public authority is necessary for the consummation by HNEF of the transactions contemplated by this Agreement and any other agreements contemplated hereby, except for the failure to obtain filings, permits, authorizations, consents or approvals, which would not adversely affect the business or assets of HNEF or the ability of HNEF to perform any of its obligations under this Agreement or any other agreement contemplated hereby and which would not prevent or delay in any respect the consummation of the transactions contemplated hereby or thereby.

             (iv) COMPLIANCE WITH LAWS. HNEF is in material compliance with all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, including, but not limited to, compliance with all labor laws, all environmental laws, all laws relating to the promotion of occupational safety, all laws relating to healthcare and all laws relating to the promotion of occupational safety, all laws relating to healthcare and all laws relating to discrimination in employment or employment practices.

             (v) NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of HNEF in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with HNEF or any action taken by HNEF.

         (b) REPRESENTATIONS AND WARRANTIES OF FI. FI hereby represents and warrants to HNEF as follows:

             (i) DUE INCORPORATION AND QUALIFICATION. FI is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation; is qualified to do business in all jurisdictions where the failure to so qualify would have a material adverse effect upon FI or its business or assets; and has the corporate power and authority to own, lease and operate all of its properties and assets and to carry on its business as now conducted.

             (ii) AUTHORITY TO EXECUTE AND PERFORM AGREEMENTS. (A) FI has full corporate power and authority required to enter into, execute and deliver this Agreement and any other agreement contemplated hereby and to perform fully FI's obligations hereunder and thereunder. (B) The execution and delivery by FI of this Agreement and any other agreement contemplated hereby and the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate and, if necessary, stockholder action. (C) No other corporate proceedings on the part of FI are necessary to authorize this Agreement and any other agreement contemplated hereby or to consummate the transactions contemplated hereby and thereby. (D) This Agreement has been duly executed and delivered by FI and constitutes the valid and binding obligation of FI, enforceable against FI in accordance with its terms. (E) The execution and delivery of this Agreement and any agreement contemplated hereby, the consummation of the transactions contemplated hereby and thereby, and the performance by FI of this Agreement in accordance with its terms and conditions will not 1) conflict with or result in the breach or violation of any of the terms or conditions of the Articles of Incorporation or Bylaws of FI; 2) violate any statute, regulation, order, judgment or decree of any court or governmental or regulatory body applicable to FI or any of its properties or assets; or 3) require notice to or the consent of any party to or result in a violation or breach of, constitute (with or without due notice or lapse of time or both) a default under, or give any party the right to terminate or accelerate the performance of the obligations of FI with respect to the terms, provisions or conditions of any indenture, agreement or other instrument to which FI is a party or by which FI or any of its properties or assets are bound.

             (iii) CONSENTS AND APPROVALS. No filing with, and no permit, authorization, consent or approval of, any public body or public authority is necessary for the consummation by FI of the transactions contemplated by this Agreement and any other agreements contemplated hereby, except for the failure to obtain filings, permits, authorizations, consents or approvals, which would not adversely affect the business or assets of FI or the ability of FI to perform any of its obligations under this Agreement or any other agreement contemplated hereby and which would not prevent or delay in any respect the consummation of the transactions contemplated hereby or thereby.

             (iv) COMPLIANCE WITH LAWS. FI is in material compliance with all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing, including, but not limited to, compliance with all labor laws, all environmental laws, all laws relating to the promotion of occupational safety, all laws relating to healthcare and all laws relating to the promotion of occupational safety, all laws relating to healthcare and all laws relating to discrimination in employment or employment practices.

             (v) NO BROKER. No broker, finder, agent or similar intermediary has acted for or on behalf of FI in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with FI or any action taken by FI.

                                   ARTICLE 15
                              BREACHES AND REMEDIES

         (a) BREACH BY FI. FI shall be in breach of this Agreement upon the occurrence of any of the following:

             (i) If FI shall fail to comply with or violate any agreement or covenant contained in this Agreement (specifically including, but not limited to, the violation of any transfer restriction contained in Section 12 hereof), which failure to comply shall continue for a period of thirty (30) days after notice from HNEF specifying such failure.

             (ii) The breach by FI or Fitch (or any permitted assignee of Fitch under the Development Option Agreement) of any other joint venture or similar agreement relating, directly or indirectly, to the operation of a restaurant under the Hops System, which failure to comply shall continue for a period of thirty (30) days after notice from HNEF or Hops.

             (iii) The breach by FI of the Development Option Agreement or any Operating Agreement for any restaurant, which failure to comply shall continue for a period of thirty (30) days after notice from HNEF or Hops.

             (iv) If any material representation or warranty of FI contained herein shall be untrue.

             (v) Either FI or Fitch shall make an assignment for the benefit of creditors, or shall admit in writing its (or his) inability to pay its (or his) debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself (or himself) any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall file any answer admitting or not contesting the material allegations of a petition filed against either FI or Fitch in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of either FI or Fitch or of all or any substantial part of either of their properties; or FI or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of FI or FI shall be involuntarily dissolved by authorities in the jurisdiction of its incorporation and shall not be reinstated within thirty (30) days of notice from HNEF hereunder.

             (vi) Twenty (20) days shall have expired after the commencement of an action against FI or Fitch seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of FI or Fitch being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed.

             (vii) Twenty (20) days shall have expired after the appointment, without the consent or acquiescence of FI or Fitch, of any trustee, receiver or liquidator of all or any substantial part of the properties of FI or Fitch without such appointment being vacated.

         (b) BREACH BY HNEF. HNEF shall be in breach of this Agreement upon the occurrence of any of the following

             (i) If HNEF shall fail to comply with or violate any agreement or covenant contained in this Agreement, which failure to comply shall continue for a period of thirty (30) days after notice from FI specifying such failure.

             (ii) The breach by HNEF of the Development Option Agreement or any Operating Agreement for any restaurant.

             (iii) If any material representation or warranty of HNEF contained herein shall be untrue.

             (iv) If HNEF shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation pertinent to such circumstances, or shall file any answer admitting or not contesting the material allegations of a petition filed against HNEF in any such proceedings, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, or liquidator of HNEF or of all or any substantial part of either of its properties; or HNEF or its directors or majority shareholders shall take any action initiating the dissolution or liquidation of HNEF or HNEF shall be involuntarily dissolved by authorities in the jurisdiction of its incorporation and shall not be reinstated within thirty (30) days of notice from FI hereunder.

             (v) Twenty (20) days shall have expired after the commencement of an action against HNEF seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation without such action being dismissed or all orders or proceedings thereunder affecting the operations or the business of HNEF being stayed; or a stay of any such order or proceedings shall thereafter be set aside and the action setting it aside shall not be timely appealed.

             (vi) Twenty (20) days shall have expired after the appointment, without the consent or acquiescence of HNEF, of any trustee, receiver or liquidator of all or any substantial part of the properties of HNEF without such appointment being vacated.

         (c) CERTAIN REMEDIES.

             (i) REMEDIES AVAILABLE TO HNEF. Upon any breach of this Agreement by FI, HNEF may:

                    (A) exercise its right to purchase the Joint Venture
                        interest of FI as provided in Section 12(c) hereof; and

                    (B) seek any and all other remedies available under
                        applicable law or equity, including, but not limited to, money damages.

             (ii) REMEDIES AVAILABLE TO FI. Upon any breach of this Agreement by HNEF, FI may seek any and all other remedies available under applicable law or equity, including, but not limited to, money damages.

             (iii) CUMULATION OF REMEDIES. None of the rights, remedies, privileges, or powers of the parties expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege, and power now or hereafter existing in favor of such parties, whether at law or in equity, by statute or otherwise.

                                   ARTICLE 16
                                     NOTICE

         All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and shall only be effective if given or served (i) by United States mail, addressed to the person or entity to be notified, postpaid, and certified with return receipt requested or (ii) by hand delivering such notice to the person or entity at the address of such party against written receipt thereof. All notices given or served pursuant hereto shall be deemed given and effective upon receipt by the person to be notified or delivery at the address of such party. All notices to any of the Venturers shall be addressed to them at their respective addresses set forth below their names on the signature page hereof. By giving to the other Venturers at least ten (10) days written notice thereof in the manner hereinabove provided, each Venturer and its respective successors and assigns shall have the right to change its addresses for purposes of notice.

                                   ARTICLE 17
                               DISPUTE RESOLUTION

         (a) In the event there should arise any misunderstanding or disagreement between the Venturers as to the compliance with the terms and conditions of this Agreement, or as to whether any Venturer has grounds hereunder entitling it to terminate this Agreement, or any other dispute related to this Agreement including arbitrability of the dispute, it is mutually agreed that such differences, if they cannot be satisfactorily resolved between the Venturers within thirty (30) days after the Venturer seeking arbitration delivers notice of same to the other Venturers, shall be submitted to a single arbitrator, if the Venturers agree upon one; otherwise, to a board of three arbitrators, of whom one shall be selected by HNEF and one of whom shall be selected by FI within twenty (20) days after such 30-day period, and a third arbitrator shall be selected by these two selected arbitrators. If one of the Venturers fails to timely select an arbitrator, the arbitrator that was timely selected shall be the sole arbitrator. If neither HNEF nor FI timely selects an arbitrator, the first arbitrator selected thereafter shall be the sole arbitrator, no others being appointed. Where each of HNEF and

FI timely selects an arbitrator, said arbitrators will have ten (10) days from the end of the twenty (20) day period to select the third arbitrator. In the event the arbitrators are unable to timely agree on the third arbitrator, either HNEF or FI may petition any official of the American Arbitration Association for appointment of the third arbitrator, and the parties agree to accept any arbitrator appointed by such official subject to the limitations hereof. Arbitrators must be reasonably independent of the parties and their principals. Persons who are hereby expressly disqualified to serve as arbitrators are principals of the parties, relatives of said principals, employees of the parties or said principals, persons not residing within 100 miles of Tampa, Florida, attorneys, accountants and other business persons having professional or business relationships with the parties or said principals.

         (b) Arbitration shall proceed in accordance with the rules of the American Arbitration Association. The arbitration shall be conducted in Tampa, Florida. The arbitrators shall have all the powers permitted arbitrators under the laws of the State of Florida. The decision and award of such single arbitrator, if only one is used, or any two of such board if three are used, as the case may be, shall be final and binding upon the Venturers, their heirs, legal representatives, successors and assigns respectively, and shall have the same force and effect as though such decision had been handed down by a court of final jurisdiction. The cost of arbitrator(s) shall be shared equally by the Venturers involved in such dispute. Each Venturer shall be responsible for and shall pay for the expenses of presenting its respective case, including depositions, attorney's fees and costs and witness fees which expenses shall not be subject to award by the arbitrator(s), nor shall such expenses be subject to award by any court or other judicial authority. The parties shall deposit, at the beginning of the arbitration process, with the arbitrators an amount equal to the estimated costs (including arbitrators' time charges) of the total arbitration. Arbitrators' time charges shall be at the same rate for all arbitrators. Each of the Venturers hereto covenants to abide by any arbitration decision.

         (c) In the event that it becomes necessary for any party to this Agreement to enforce a decision of arbitration through legal proceedings, the Venturers hereby agree that the Circuit Court for the Thirteenth Judicial Circuit in and for Hillsborough County, Florida, Tampa Division, and the United States District Court for the Middle District of Florida, Tampa Division, shall have exclusive jurisdiction to hear and determine any such matters. Each Venturer hereby expressly submits and consents in advance to such jurisdiction and venue in any action or proceeding whether commenced by or brought against them in either of such Courts. In any such court proceeding the prevailing party shall be entitled to reimbursement of all costs and expenses, including attorney's fees which may be reasonably incurred or paid in connection therewith, including without limitation, attorney's fees and costs at the trial court and appellate court levels.

                                   ARTICLE 18
                                  MISCELLANEOUS

         (a) This Agreement shall be governed, interpreted and construed under the laws of the State of Florida.

         (b) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective heirs, executors, legal representatives, successors and assigns; however, this Section 18(b) does not constitute a consent to any assignment, transfer or other disposition of a Joint Venture interest or to the substitution of any assignee or transferee as a substituted Venturer herein other than pursuant to and in accordance with the other provisions of this Agreement.

         (c) This Agreement may be amended only by written instrument signed by all Venturers.

         (d) This Agreement may be executed in counterparts, each of which shall be deemed an original.

         (e) This Agreement contains the entire agreement of the parties hereto. All prior written or oral agreements between the parties as to the formation of the Joint Venture and the rules governing its operation are revoked and superseded by this Agreement.

         (f) The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter. The term "person" means any natural person, corporation, partnership, trust or other entity.

         (g) All references to Articles within this Agreement shall be deemed to be a cumulative reference to all sections within that Article and all references to sections within this Agreement shall be deemed to be cumulative references to all subsections within that section.

         (h) In the event of a transfer (which is not void under Section 12(b) hereof) of all or part of the interest of a Venturer in the Joint Venture by sale or exchange or dissolution of a Venturer, the Joint Venture at the request of the transferring Venturer or other successor in interest, shall cause the Venturer to elect, pursuant to Section 754 of the Code, or corresponding provision of subsequent law, to adjust the basis of the Joint Venture property as provided by Sections 734 or 743 of the Code. All other elections required or permitted to be made by the Joint Venture under the Code shall be made by a majority vote of the Board of Managers as they deem appropriate. Each of the Venturers will upon request supply the information necessary to properly give effect to any such election.

         (i)        All remedies shall be cumulative and not alternative.

         (j) (i) The parties hereto hereby acknowledge that this Second Amendment and Restatement results from the reorganization effective September 1, 1995 of the three current joint ventures which own and operate "Hops Grill & Bar Restaurants" in northeast Florida, known as "The Hops Northeast Florida Joint Venture No.I, The Hops Northeast Florida Joint Venture No. II, and The Hops Northeast Florida Joint Venture No. III," (collectively referred to as the Northeast Florida Joint Ventures"). Pursuant to this reorganization, the parties to this Second Amended and Restated Joint Venture Agreement, together with others, have entered into the agreements set forth on EXHIBIT A hereto (hereinafter referred to as the "Reorganization Documents"). The parties to this Second Amended and Restated Joint Venture Agreement do, for all purposes, hereby acknowledge and consent to the actions taken pursuant to the terms of the Reorganization Documents.

             (i) The parties hereto further acknowledge that prior to the execution of the Reorganization Documents, Joe Barrett, the principal limited partner of BARLTD and the Area Manager of the restaurants owned by the Northeast Florida Joint Ventures was a valuable employee of one or more affiliates of Hops Grill & Bar, Inc. and that Hops Grill & Bar, Inc. has consented to the employment of Mr. Barrett as the Area

                    Manager of the Northeast Florida Joint Ventures with the understanding that Mr. Barrett may be called upon from time to time during the term of this Agreement to provide services to Hops Grill & Bar, Inc. or one or more of its affiliates, which services are beyond the scope of this Agreement. The parties hereto acknowledge that Mr. Barrett may be called upon by Hops Grill & Bar, Inc. or one or more of its affiliates to provide services to one or more entities that are independent of the Northeast Florida Joint Ventures, in the event that such services are requested of and consented to by Mr. Barrett, the parties hereto hereby consent to the provision of such services by Mr. Barrett. In addition, in the event that Mr. Barrett shall provide any such services to Hops Grill & Bar, Inc. or its affiliates, the other parties to this Agreement shall have no rights in, or with respect to, any other business or venture for whom Mr. Barrett provides such services as the result of the provision of such services by Mr. Barrett.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and in the year first above written.

WITNESSES:                        HOPS OF NORTHEAST FLORIDA, INC.


  /s/ TERENCE TERENZI             By:  /s/ DAVID L. MASON
      ---------------                  -----------------------------
      Terence Terenzi                      David L. Mason, President

---------------------
As to HNEF                        Address: 3030 North Rocky Point Drive West
                                           Suite 650
                                           Tampa, Florida  33607

                                               "HNEF"


                                  FITCH, INC.


  /s/ TERENCE TERENZI             By:  /s/ J. CAMP FITCH
      ---------------                  ------------------------------
      Terence Terenzi                      Jack Camp Fitch, President

---------------------
As to FI                          Address: 8028 Acorn Ridge Road
                                           Jacksonville, Florida  32256

                                               "FI"


                                  HNEF AREA MANAGER II, LTD.

                                  By:      Hops of Northeast Florida, Inc.,
                                           its General Partner


  /s/ TERENCE TERENZI                      By: /s/ DAVID L. MASON
      ---------------                          -----------------------------
      Terence Terenzi                              David L. Mason, President

---------------------
As to BARLTD                               Address: 3030 North Rocky Point Drive
                                                    Suite 650
                                                    Tampa, Florida
                                                               33607

                                               "BARLTD"

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         Before me personally appeared David L. Mason, President of HOPS OF NORTHEAST FLORIDA, INC., a corporation existing under the laws of Florida, to me known to be the person described in and who executed the foregoing and acknowledged the execution thereof to be his one act and deed as such officer as the act and deed of said corporation for the uses and purposes therein mentioned.

         Witness my signature and official seal this 11TH day of JANUARY , 1996.


                                           /s/ ROBERT E. GASPERETTI
                                           ------------------------
                                               Robert E. Gasperetti
                                               Notary Public

                                               ROBERT E. GASPERETTI
                                           ------------------------
                                               Printed Name:

                                           My Commission Expires:  May 10, 1998

                                           Commission No.:  CC 371597


STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         Before me personally appeared Jack Camp Fitch, President of FITCH, INC., a corporation existing under the laws of Florida, to me known to be the person described in and who executed the foregoing and acknowledged the execution thereof to be his one act and deed as such officer as the act and deed of said corporation for the uses and purposes therein mentioned.

         Witness my signature and official seal this 11TH day of JANUARY , 1996.


                                           /s/ ROBERT E. GASPERETTI
                                           ------------------------
                                               Robert E. Gasperetti
                                               Notary Public

                                               ROBERT E. GASPERETTI
                                           ------------------------
                                               Printed Name:

                                           My Commission Expires:  May 10, 1998

                                           Commission No.:  CC 371597

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

         Before me personally appeared David L. Mason, President of HOPS OF NORTHEAST FLORIDA, INC. which is the General Partner of HNEF AREA MANAGER II, LTD., a limited partnership organized and existing under the laws of Florida, to me known to be the person described in and who executed the foregoing and acknowledged the execution thereof to be his one act and deed as such officer as the act and deed of said corporation for the uses and purposes therein mentioned.

         Witness my signature and official seal this 11TH day of JANUARY , 1996.


                                           /s/ ROBERT E. GASPERETTI
                                           ------------------------
                                               Robert E. Gasperetti
                                               Notary Public

                                               ROBERT E. GASPERETTI
                                           ------------------------
                                               Printed Name:

                                           My Commission Expires:  May 10, 1998

                                           Commission No.:  CC 371597